Exhibit 99.1

Devon Energy Announces Tender Offers for up to $1.2 billion Aggregate Purchase Price for Certain Outstanding Debt Securities

8/4/2016

OKLAHOMA CITY—(BUSINESS WIRE)—Devon Energy Corporation (NYSE: DVN) (the “Company” or “Devon Energy”) today announced that it has commenced tender offers to purchase for cash up to a maximum repurchase amount of $1.2 billion for the debt securities listed in the tables below (collectively, the “Securities”).

Any and All of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
8.250% notes due 2018(a)(b)	674812AK8	$125,000,000	0.750% UST due 7/31/2018	FIT1	+65 bps
6.300% notes due 2019(c)	25179MAH6	$700,000,000	0.750% UST due 7/15/2019	FIT1	+95 bps

Up to the Aggregate Maximum Repurchase Amount

of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (d)(e)
2.250% notes due 2018(c)	25179MAT0	$750,000,000	1	0.750% UST due 7/31/2018	FIT1	+65 bps	$30
7.500% notes due 2027(a)	812007AE2	$150,000,000	2	1.625% UST due 5/15/2026	FIT1	+290 bps	$30
7.875% debentures due 2031(f)	25179SAD2	$1,250,000,000	3	2.500% UST due 5/15/2046	FIT1	+325 bps	$30
7.950% debentures due 2032(c)	251799AA0	$1,000,000,000	4	2.500% UST due 5/15/2046	FIT1	+335 bps	$30
4.000% notes due 2021(c)	25179MAK9	$500,000,000	5	1.125% UST due 7/31/2021	FIT1	+185 bps	$30
5.600% notes due 2041(c)	25179MAL7	$1,250,000,000	6	2.500% UST due 5/15/2046	FIT1	+340 bps	$30

(a)	Issuer: Devon OEI Operating, L.L.C.
(b)	Includes approximately $48 million principal amount of privately placed notes.
(c)	Issuer: Devon Energy Corporation.

(d)	Per $1,000 principal amount.
(e)	The Total Consideration (as defined below) for Maximum Tender Offer Notes (as defined below) validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as defined below) and is inclusive of the Early Tender Payment (as defined below).
(f)	Issuer: Devon Financing Company, L.L.C.

This announcement does not contain the full terms and conditions of the tender offers, which are contained in the offer to purchase dated August 4, 2016 and the related letter of transmittal and notice of guaranteed delivery.

The tender offers consist of offers on the terms and conditions set forth in the offer to purchase, dated August 4, 2016, and the related letter of transmittal and notice of guaranteed delivery (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”), including the offers to purchase for cash (i) any and all (the “Any and All Tender Offers”) of the 8.250% notes due 2018 and the 6.300% notes due 2019 listed in the first table above (the “Any and All Notes”), and (ii) up to an aggregate principal amount of the 2.250% notes due 2018, the 7.500% notes due 2027, the 7.875% debentures due 2031, the 7.950% debentures due 2032, the 4.000% notes due 2021 and the 5.600% notes due 2041 listed in the second table above (collectively, the “Maximum Tender Offer Notes”) that will not result in the aggregate amount that all holders of Maximum Tender Offer Notes are entitled to receive, excluding accrued and unpaid interest, for their notes that are validly tendered and accepted for purchase in the tender offers (each such tender offer, a “Maximum Tender Offer”) to exceed the Aggregate Maximum Repurchase Amount. The “Aggregate Maximum Repurchase Amount” is $1,200,000,000 less the aggregate Total Consideration for the Any and All Notes validly tendered and accepted for purchase in the Any and All Tender Offers. The Company refers investors to the Tender Offer Documents for the complete terms and conditions of the Any and All Tender Offers and Maximum Tender Offers.

The Aggregate Maximum Repurchase Amount will not be determined until the aggregate Total Consideration payable for the Any and All Notes validly tendered and accepted for purchase by the Company in the Any and All Tender Offers is determined. The Any and All Tender Offers will expire at 5:00 p.m., New York City time, on August 10, 2016, unless extended or earlier terminated (such time and date, as the same may be extended, the “Any and All Tender Expiration Date”). Holders of Any and All Notes must validly tender and not validly withdraw their Any and All Notes prior to or at the Any and All Tender Expiration Date to be eligible to receive the Total Consideration.

The Maximum Tender Offers will expire at 11:59 p.m., New York City time, on August 31, 2016, unless extended or earlier terminated (such date and time, as the same may be extended, the “Maximum Tender Expiration Date”). Holders of Maximum Tender Offer Notes must validly tender and not validly withdraw their Maximum Tender Offer Notes prior to or at 5:00 p.m., New York City time, on August 17, 2016, unless extended or earlier terminated (such date and time, as the same may be extended, the “Early Tender Date”) to be eligible to receive the Total Consideration, which is inclusive of an amount in cash equal to the amounts set forth in the second table above under the heading “Early Tender Payment” (the “Early Tender Payment”). Holders of Maximum Tender Offer Notes who validly tender their Maximum Tender Offer Notes after the Early Tender Date but prior to or at the Maximum Tender Expiration Date will be eligible to receive an amount equal to the Total Consideration minus the Early Tender Payment (the “Late Tender Offer Consideration”). The Early Tender Payment is not applicable to the Any and All Tender Offers.

All Maximum Tender Offer Notes tendered prior to or at the Early Tender Date will have priority over Maximum Tender Offer Notes tendered after the Early Tender Date. Subject to applicable law, the Company may increase or decrease any Aggregate Maximum Repurchase Amount in its sole discretion.

Any and All Notes may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on August 10, 2016, unless such date and time is extended or earlier terminated by the Company, but not thereafter. Maximum Tender Offer Notes may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on August 17, 2016, unless such date and time is extended or earlier terminated by the Company, but not thereafter.

The “Total Consideration” for each $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable tender offers will be determined in the manner described in the Tender Offer Documents by reference to a fixed spread specified for such Securities (the “Fixed Spread”) specified in the tables above plus the yield to maturity based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the tables above at 2:00 p.m., New York City time, on August 10, 2016, in the case of the Any and All Tender Offers, and at 2:00 p.m., New York City time, on August 18, 2016, in the case of the Maximum Tender Offers, in each case unless extended or earlier terminated.

Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the date the Company makes payment for such Securities, which date is anticipated to be (i) August 11, 2016 (the “Any and All Settlement Date”), in the case of the Any and All Tender Offers, (ii) August 19, 2016 (the “Maximum Tender Early Settlement Date”), in the case of the Maximum Tender Offer Notes tendered prior to or at the Early Tender Date and accepted for purchase pursuant to a Maximum Tender Offer, and (iii) September 1, 2016 (the “Maximum Tender Final Settlement Date” and together with the Any and All Settlement Date and the Maximum Tender Early Settlement Date, the “Settlement Dates”), in the case of the Maximum Tender Offer Notes tendered after the Early Tender Date and accepted for purchase pursuant to the Maximum Tender Offer. For the avoidance of doubt, the Company intends to make payment on Any and All Notes tendered by the guaranteed delivery procedures on August 15, 2016, but accrued interest will cease to accrue on the Any and All Settlement Date for all Any and All Notes accepted in the Any and All Tender Offers, including those tendered by the guaranteed delivery procedures.

Devon Energy will fund the tender offers with the net proceeds from previously completed asset sales and financing transactions. The tender offers are being made to reduce the Company’s outstanding debt, including the debt of its subsidiaries.

The tender offers are subject to the satisfaction or waiver of certain conditions specified in the Tender Offer Documents but the tender offers are not subject to minimum tender conditions. Following the completion of the tender offers, the Company or its affiliates may purchase additional Securities in the open market, in privately negotiated transactions, through tender or exchange offers, or otherwise, or the applicable issuer may redeem Securities that the issuer is permitted to redeem pursuant to their terms. The Company is not obligated to redeem any Securities that are not tendered and accepted in the tender offers.

Information Relating to the Tender Offers

The Tender Offer Documents for all of the Securities are being distributed to holders beginning today. Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC are the Lead Dealer Managers for the tender offers and the Co-Dealer Managers are CIBC World Markets Corp., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc. Investors with questions regarding the tender offers may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3424 (collect) or RBC Capital Markets LLC at (877) 381-2099 (toll free) or (212) 618-7822 (collect). D.F. King & Co., Inc. is the tender and information agent for the tender offers and can be contacted at (800) 967-4617 (toll-free) or (212) 269-5550 (collect).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any series of Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the tender offers do not constitute offers to buy or the solicitation of offers to sell Securities in any jurisdiction or in any circumstances in which such offers or solicitations are unlawful. The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they will contain important information. The Tender Offer Documents may be downloaded from D.F. King & Co., Inc.’s website at www.dfking.com/dvn or obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (800) 967-4617 (bankers and brokers can call collect at (212) 269-5550).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, the Company’s ability to complete any of the tender offers and reduce its outstanding indebtedness and the other risks identified in the offer to purchase relating to the tender offers, the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

About Devon

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on a balanced portfolio. The Company is the second-largest oil producer among North American onshore independents. For more information, visit www.devonenergy.com.

Investor Contacts

Howard Thill, 405-552-3693

Scott Coody, 405-552-4735

Chris Carr, 405-228-2496

Media Contact

John Porretto, 405-228-7506

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